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                                                                   EXHIBIT 3.03

                                    BY-LAWS

                                      OF

                           DELAWARE SYNERGISM, INC.

                                  STOCKHOLDERS


        1. ANNUAL MEETING. Unless the Board of Directors or the President of the corporation selects a different time or date, the annual meeting of stockholders shall be held at 11:00 a.m. on the first Tuesday of the fifth month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

        2. SPECIAL MEETING. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

        3. PLACE. Meetings of stockholders shall be held at the principal executive office of the corporation or at any other place, within or without Delaware, which may be designated by the Board of Directors.

        4. NOTICE.

               (a) Annual And Special Meetings. A written notice of each meeting of stockholders shall be given not more than 60 days and, except as provided below, not less than 10 days before the date of the meeting to each stockholder entitled to vote at the meeting. The notice shall state the place, date and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by management for election. The notice shall also state (i) in the case of an annual meeting, those matters which the Board of Directors intends to present for action by the stockholders, and (ii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted. Notice shall be delivered personally, by mail or other means addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice or as otherwise provided by law. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a special meeting of stockholders, the person receiving such request shall cause a notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after the receipt of the request.

               (b) Adjourned Meetings. Notice of an adjourned meeting need not be given if (i) the meeting is adjourned for 30 days or less, (ii) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken and (iii) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

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        5. RECORD DATE. The Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of any meeting, to vote, to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights. Such record date shall not be more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to such other action. Except as provided by law, when a record date is so fixed, only stockholders at the close of business on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

        6. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of stockholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a stockholder shall not be considered present at a meeting if, at the beginning of the meeting, the stockholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the stockholder expressly objects to such consideration at the meeting.

        7. QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by law or the Certificate of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by law or the Certificate of Incorporation. Any meeting of stockholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

        8. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within 11 months prior to the meeting, unless the

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proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

        9. VOTING. Except as provided below or as otherwise provided by the Certificate of Incorporation or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any stockholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, stockholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are normally entitled or distribute votes according to the same principle among as many candidates as desired; however, no stockholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' names have been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting prior to the voting of such stockholder's intention to cumulate votes.

        10. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of stockholders or at the meeting by the chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a stockholder or proxyholder so requests. When inspectors are appointed at the request of a stockholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

        11. ACTION WITHOUT MEETING. Except as provided below or by the Certificate of Incorporation, any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

        12. LOST STOCK CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost stolen or destroyed or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

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                               BOARD OF DIRECTORS

        13. NUMBER. The number of directors of this corporation shall be nine
(9) until such number is changed by an amendment of the Certificate of Incorporation or this By-law.

        14. POWERS. Subject to the limitations imposed by law or contained in the Certificate of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

        15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The stockholders may elect a director at any time to fill any vacancy not filled or which cannot be filled, by the Board of Directors.

        16. REMOVAL. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of the majority of the outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director's most recent election were then being elected.

        17. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

        18. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

        19. COMMITTEES. The Board of Directors may, by resolution adopted by the majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. To the extent permitted by the resolution of the Board of Directors, a committee may exercise all

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of the authority of the Board to the extent permitted by Section 141(c) of the
Delaware General Corporation Law.

        20. INSPECTION OF RECORDS AND PROPERTIES. Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

        21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Unless the Board of Directors otherwise determines, the Board shall hold a regular meeting during each quarter of the corporation's fiscal year. One such meeting shall take place immediately following the annual meeting of stockholders. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without Delaware, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members so participating can hear each other.

        22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

        23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon three day's notice, except special meetings called to discuss aspects of the Corporation's issuance of common stock in a public offering, which meetings shall be held on six hours' notice and which notice shall specify that the meeting is being called for such purpose. Regular meetings shall be held upon three days' notice if notice is required for such meetings. Except as specifically noted above, neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

        24. MEETING WITHOUT NOTICE TO ALL DIRECTORS. Notice of a meeting need not be given to any director who, either before or after the meeting, signs a written waiver of notice or a consent to holding the meeting or an approval of the minutes of the meeting or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the Minutes of the Meeting.

        25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

        26. QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by Subsection 141(b) of the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a

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quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors' present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

        27. COMMITTEE MEETINGS. The principles set forth in Sections 22 through 26 of these By-laws shall apply to committees of the Board of Directors and to actions by such committees.

        28. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND CERTAIN
OTHERS.

               (a) Indemnification. The Corporation shall indemnify its directors, and may indemnify its officers, agents and employees, to the full extent now or hereafter permitted under the Certificate of Incorporation and under the General Corporation Law of the State of Delaware; provided, however, that the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Corporation.

               (b) Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Section.

               (c) Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               (d) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she would be entitled to indemnity against such liability under the provisions of this Section.

               (e) Beneficiaries. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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                                    OFFICERS

        29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a Chairman of the Board, a President, a Secretary and a Chief Financial Officer. The Board of Directors may also choose a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.

        30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of stockholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

        31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later, time. The resignation shall be effective regardless of whether it is accepted by the corporation.

        32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

        33. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside over all meetings of the Board of Directors.

        34. PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of stockholders, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

        35. SECRETARY. The Secretary shall have the following powers and duties:

               (a) Record Of Corporate Proceedings. The Secretary shall attend all meetings of the Board of Directors and its committees and of stockholders and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporations principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California, the original or a copy of the By-laws, as amended.

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               (b) Record Of Shares. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued and the number and date of cancellation of each certificate surrendered for cancellation.

               (c) Notices. The Secretary shall give such notices as may be require by law or these By-laws.

               (d) Additional Powers And Duties. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

        36. CHIEF FINANCIAL OFFICER. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Chief Financial Officer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

        37. OTHER OFFICERS. The other officers of the corporation, if any, shall perform such duties as the Board of Directors or President shall prescribe.

                                 MISCELLANEOUS

        38. CORPORATE SEAL. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors, The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced. The Board of Directors may determine not to adopt a seal for the Corporation, in which case any documents or instruments providing for the use of a seal shall be valid despite the lack of a corporate seal.

        39. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                  AMENDMENT OF

                                    BY-LAWS

        40. Except as provided by law or the Certificate of Incorporation, By-laws may be adopted, amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Except as provided by law or the Certificate of Incorporation and subject to the right of stockholders to adopt, amend or repeal By-laws, the Board of Directors may adopt, amend or repeal By-laws.

                                     * * *

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        This is to certify that the foregoing is a true and correct copy of the
By-laws of the corporation named in the title of these By-laws and that such By-laws were duly adopted by the incorporators of such corporation on June 14, 2000.



        Dated: June 21, 2000.             /s/ Walter E. Ryley
                                          --------------------------------------
                                                   Secretary